UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 21, 2008, Legend Media, Inc. (the "Company") closed a transaction pursuant to which Well Chance Investments Limited, its wholly-owned subsidiary and a British Virgin Islands company (the "Purchaser"), purchased (the "Purchase") 100% of the common stock of News Radio Limited, a British Virgin Islands company (the "Target"). The transaction occurred pursuant to the terms of a Share Purchase Agreement (the "Purchase Agreement") that the Company entered into on June 4, 2008 with the Purchaser and all of the shareholders of the Target (the "Sellers") as previously disclosed in the Company's Current Report on Form 8-K filed on June 6, 2008.

At the closing of the Purchase, the Purchaser delivered to the Sellers shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), with an aggregate value of 2,000,000 Chinese Renminbi ("RMB") (approximately $287,728 based on the currency exchange rate on June 5, 2008) based on the weighted average trading price of the Common Stock for the 30 trading days immediately before June 4, 2008 (67,388 shares). In addition, (i) within 28 days after closing of the Purchase, the Purchaser is obligated to deliver RMB 5,250,000 (approximately $755,287 based on the currency exchange rate on June 5, 2008) to an account of the Sellers' designation and (ii) within 90 days after closing of the Purchase, the Purchaser is obligated to deliver RMB 1,600,000 (approximately $230,182 based on the currency exchange rate on June 5, 2008) to an account of the Sellers' designation.

In addition, the Sellers will receive additional, performance-based consideration within 30 days of year-end 2008, 2009 and 2010 based on the net revenues and net income for such periods of Beijing Maihesi Advertising International Co., Ltd., a company limited by shares, organized in the People’s Republic of China and wholly-owned by the Sellers (the "Advertising Entity"), as follows: (a) if for the seven-month period ending December 31, 2008, net revenues equal or exceed 90% of RMB 12,000,000 and net income equals or exceeds RMB 0, the Sellers will receive shares of the Company’s common stock with an aggregate value of RMB 2,500,000 (approximately $359,660 based on the currency exchange rate on June 5, 2008) with a price per share equal to the weighted average trading price for the 30 trading days immediately prior to the date such amount becomes payable; (b) if for the 12-month period ending December 31, 2009, net revenues equal or exceed 80% of RMB 30,000,000 and net income equals or exceeds RMB 6,000,000, the Sellers will receive RMB 4,000,000 (approximately $575,457 based on the currency exchange rate on June 5, 2008) in the form of cash, the number of shares of the Company’s common stock as determined by a price per share equal to the weighted average trading price for the 30 trading days immediately prior to the date such amount becomes payable, or a combination of the two, at the election of the Sellers; and (c) if for the 12-month period ending December 31, 2010, net revenues equal or exceed 80% of RMB 34,000,000 and net income equals or exceeds RMB 8,000,000, the Sellers will receive RMB 8,000,000 (approximately $1,150,914 based on the currency exchange rate on June 5, 2008) in the form of cash, the number of shares of the Company’s common stock as determined by a price per share equal to the weighted average trading price for the 30 trading days immediately prior to the date such amount becomes payable, or a combination of the two, at the election of the Sellers. Pursuant to the terms of the Purchase Agreement, the Purchaser and the Sellers will mutually select an impartial auditor to audit and determine, according to U.S. generally accepted accounting principles, the Advertising Entity's net revenues and net income for the relevant time-periods.

After the closing of the Purchase, the Company became the indirect beneficiary of several agreements entered into by the Company's affiliates.

In connection with the closing of the Purchase, CRI News Radio Limited, a Hong Kong company wholly owned by the Target, through its subsidiary, a company organized in the People's Republic of China, Legend Media (Beijing) Information and Technology Co., Ltd. (the "Consulting Entity"), entered into an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Service Agreement") with the Advertising Entity and the Sellers pursuant to which the Consulting Entity became the exclusive provider of technical, operational, business consulting and other services to the Advertising Entity in exchange for a service fee and bonus as described in more detail in the Service Agreement. The term of the Service Agreement is 10 years with an automatic renewal for another 10-year term unless a party provides written notice that it does not wish to renew the Service Agreement. The Advertising Entity agreed to several important covenants in the Service Agreement, including (but not limited to), agreeing not to appoint any member of the Advertising Entity's senior management without the Consulting Entity's consent and to grant the Consulting Entity certain informational rights. In addition, in the Service Agreement, each of the Sellers: (a) pledged his 100% equity interest in the Advertising Entity to the Consulting Entity as a guarantee of the Advertising Entity's fulfillment of its obligations under the Service Agreement; (b) granted to the Consulting Entity or its designee an option to purchase any or all of his equity interest in the Advertising Entity at nominal value; and (c) agreed not to dispose of or encumber any of his equity interest in the Advertising Entity without the Consulting Entity's prior written consent.

The Consulting Entity also entered into an Operating Agreement (the "Operating Agreement") with the Advertising Entity and the Sellers to secure the performance of the parties' obligations under the Service Agreement. Pursuant to the terms of the Operating Agreement: (a) the Advertising Entity and the Sellers agreed not to cause the Advertising Entity to, conduct any transactions which may have a material adverse effect on the Advertising Entity's assets, obligations, rights or operations without the Consulting Entity's prior written consent; (b) the Advertising Entity and the Sellers granted the Consulting Entity certain informational rights; (c) the Advertising Entity and the Sellers agreed to submit the Advertising Entity's annual budget and monthly cash requirement plans to the Consulting Entity for approval, obtain the Consulting Entity's approval for withdrawals from the Advertising Entity's bank accounts, and accept corporate policies and guidance from the Consulting Entity with respect to the appointment and dismissal of senior management, daily operations and management and financial administrative systems; (d) the Advertising Entity and the Sellers agreed to appoint or cause to be appointed the individuals nominated by the Consulting Entity to become directors, general manager, chief financial officer or other senior management of the Advertising Entity; and (e) the Sellers unilaterally entered into Authorization Agreements (the "Authorization Agreements") pursuant to which each of the Sellers authorized Jeffrey Dash, the Company's Chief Executive Officer, to exercise such Sellers' voting rights with respect to shares of the Advertising Entity at the Adverting Entity's shareholders' meeting. The term of the Operating Agreement is 10 years with an automatic renewal for another 10-year term unless a party provides written notice that it does not wish to renew the Service Agreement. The term of each of the Authorization Agreements is 10 years but it terminates automatically upon the earlier termination of the Service Agreement.

The foregoing descriptions of the Purchase Agreement, the Service Agreement, and the Operating Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and the Authorization Agreements, copies of which are filed hereto as Exhibits 10.4 and 10.5, are qualified in their entirety by reference to the complete documents and are incorporated herein by reference.

Item 8.01 Other Events.

On July 21, 2008, the Company issued a press release announcing the closing of the Purchase and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description
10.1*	Share Purchase Agreement, dated as of June 4, 2008, among Legend Media, Inc., Well Chance Investments Limited, Ju Baochun and Xue Wei
10.2
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of July 3, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Maihesi Advertising International Co., Ltd., Ju Baochun and Xue Wei

10.3	Operating Agreement, dated as of July 3, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Maihesi Advertising International Co., Ltd., Ju Baochun and Xue Wei
10.4	Authorization Agreement, dated as of July 3, 2008, between Xue Wei and Jeffrey Dash
10.5	Authorization Agreement, dated as of July 3, 2008, between Ju Baochun and Jeffrey Dash
99.1	Press Release dated July 21, 2008
* Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the SEC on June 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.

Date: July 25, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer